Exhibit (10)(k)(i)

Amendment No. 4

to

Schedule A to Exhibit (10)(k)

January 31, 2003

The following table sets forth the name of each current officer of Potlatch Corporation who has executed the Indemnification Agreement filed as Exhibit (10)(k):

Name of Officer	Position	Date Agreement Executed
L. Pendleton Siegel	Chairman and Chief Executive Officer	December 11, 1986

Richard L. Paulson	President and Chief Operating Officer	January 1, 1993

Terry L. Carter	Controller	January 1, 2003

Ralph M. Davisson	Vice President	April 1, 1990

Barbara M. Failing	Vice President	December 15, 2000

Richard K. Kelly	Vice President	July 15, 1999

Craig H. Nelson	Vice President	May 29, 1996

John R. Olson	Vice President	July 30, 1999

Harry D. Seamans	Vice President	January 1, 2003

Gerald L. Zuehlke	Vice President, Finance Chief Financial Officer and Treasurer	April 10, 1995

Malcolm A. Ryerse	Corporate Secretary	August 7, 2000